UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

Transmission Owner Rate Case for 2019 (the “TO20” rate case)

As previously disclosed, on October 1, 2018, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed its TO20 rate case at the Federal Energy Regulatory Commission (“FERC”) requesting approval of a formula rate for the costs associated with the Utility’s electric transmission facilities.  The formula rate establishes a revenue requirement for a given rate year, and also provides for the true-up of the prior year’s revenue requirement to actual costs in accordance with the terms of the formula.  On November 30, 2018, FERC issued an order accepting the Utility’s October 2018 filing, subject to hearings and refund, and established May 1, 2019 as the effective date for rate changes.  The Utility made two subsequent filings on May 9, 2019 and June 30, 2020 to revise the capital structure in its formula rate.  FERC accepted these filings, subject to hearings and refund, and consolidated these proceedings with the TO20 rate case (together, the “Formula Rate Proceedings”).

Also as previously disclosed, on March 31, 2020, the Utility filed a partial settlement with FERC that resolved certain issues regarding the inputs and methods used in the formula rate consistent with FERC precedent.  In addition, the partial settlement established a stakeholder transmission asset review process that allows the stakeholders to review transmission capital projects that are not subject to review under the California Independent System Operator Corporation (“CAISO”) Transmission Planning Process which would be included in TO rates; and allowed the Utility to resolve the issue of compliance to reconcile its rate base with the CAISO register data base.  The partial settlement was approved by FERC on August 17, 2020.

On October 15, 2020, the Utility filed a settlement with FERC resolving all of the remaining issues in the Formula Rate Proceedings, including the Utility’s return on equity (“ROE”), capital structure, depreciation rates, as well as certain other aspects of the Utility’s formula rate.  Specifically, the settlement, if approved by FERC, establishes an all-in ROE of 10.45%; a fixed capital structure of 49.75% common stock, 49.75% debt, and 0.5% preferred stock; and fixed depreciation rates for various categories of transmission facilities.  The term of the settlement continues until December 31, 2023 and the Utility will be required to file a replacement rate filing to be effective on January 1, 2024. The settlement also requires the Utility to concurrently file a motion for interim rates requesting that the settlement rates go into effect on January 1, 2021 while approval of the settlement is pending at FERC.  The settlement also provides that the Utility will make supplemental filings in two FERC dockets addressing the calculation of the Utility’s Allowance for Funds Used During Construction (“AFUDC”) to reflect the terms of the settlement.  The two AFUDC dockets have not been consolidated with the Formula Rate Proceedings but include capital structure issues addressed by the settlement.

For more information about the TO20 rate case, including the first partial settlement, see PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2020.

Transmission Owner Rate Case for 2017 (the “TO18” rate case)

As previously disclosed, on July 29, 2016, the Utility filed its TO18 rate case at FERC requesting a 2017 retail electric transmission revenue requirement of $1.72 billion, a $387 million increase over the 2016 revenue requirement of $1.33 billion.   The forecasted network transmission rate base for 2017 was $6.7 billion.   The Utility sought a ROE of 10.9%, which included an incentive component of 50 basis points for the Utility’s continuing participation in the CAISO.   In the filing, the Utility forecasted that it would make investments of $1.30 billion in 2017 in various capital projects.

Also as previously disclosed, on October 1, 2018, the administrative law judge (the “ALJ”) issued an initial decision (the “Initial Decision”) in the TO18 rate case proposing a ROE of 9.13% compared to the Utility’s request of 10.90%, and an estimated composite depreciation rate of 2.96% compared to the Utility’s request of 3.25%. The ALJ also rejected the Utility’s method of allocating common plant between California Public Utilities Commission and FERC jurisdiction. In addition, the ALJ proposed to reduce forecasted capital and expense spending to actual costs incurred for the rate case period. Further, the ALJ proposed to remove certain items from the Utility’s rate base and revenue requirement.

On October 15, 2020, FERC issued an Order on Initial Decision (the “Order”) that affirmed in part and rejected in part the Initial Decision.  The Order reopens the record for the limited purpose of allowing the participants to the proceeding an opportunity to present written evidence concerning FERC’s revised ROE methodology adopted in FERC Opinion No. 569-A, issued on May 21, 2020, which refined the methodology it established in Opinion No. 569 for setting the ROE that electric utilities are authorized to earn on electric transmission investments.  Initial briefs are due 60 days from the date of this Order and responses are due 30 days later.  In addition, the Order approves depreciation rates that yield an estimated composite depreciation rate of 2.94% compared to the Utility’s request of 3.25%.  Further, the decision reduces forecasted capital, operations and maintenance, and cost of debt expense to actual costs incurred for the rate case period.

In addition to the additional return on equity briefing, the Order is subject to requests for rehearing and potential appellate review of any rehearing order.  The Utility is unable to predict the timing and outcome of this proceeding.

For more information about the TO18 rate case, see PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: October 16, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Date: October 16, 2020	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller